Exhibit 23

                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the registration statements of Meditrust Corporation and/or Meditrust Operating Company on Form S-8 (File Nos. 333-39771, 333-39771-01, 333-36083, 333-36083-01, 33-51843 and
33-51843-01), Form S-3 (File Nos. 333-40055, 333-40055-01,333-41009,
333-41009-01, 333-01843, 33-59215, 33-56663, 33-50835, 33-45979, 333-48051 and
333-48051-0) and on Form S-4 (333-34831 and 333-34831-01) of our report dated
December 1, 1997 with respect to the consolidated financial statements and schedules of Cobblestone Holdings, Inc. included in Meditrust Corporation and Meditrust Operating Company's Form 8-K dated May 13, 1998, filed with the Securities and Exchange Commission.



San Diego,  California
May 13, 1998                               /s/ Ernst & Young LLP